                                                FOR IMMEDIATE RELEASE
                                                For Further Information contact:
                                                Paul E. Reichart, President
                                                (570) 387 4021





                CCFNB BANCORP, INC. ANNOUNCES STOCK BUY BACK PLAN

Bloomsburg, Pennsylvania, September 13, 1999 -- CCFNB Bancorp's board of directors has announced that is has authorized the company to purchase up to ten percent or 137,800 shares in the aggregate of the company's common stock, in open market purchases from time to time in the discretion of the company's management to fund its dividend reinvestment plan.

CCFNB Bancorp intends to effect such purchases, if any, in compliance with the Rule 10b-18 under the Securities Exchange Act of 1934.








Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, the impact of competitive products and pricing, the management of growth, and the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-Q for the period ended June 30, 1999.